                                                                    EXHIBIT 10.1
                         AMENDED EMPLOYMENT AGREEMENT
                         ----------------------------

          This Amended Employment Agreement (this "Agreement") is made as of
                                                   ---------
September 14, 1999 by and among U.S. Audiotex Corporation, a Delaware corporation (the "Company"), Imperial Bank ("Imperial") and Thomas R. Evans
                  -------                    --------
("Executive").
  ---------

                                   RECITALS
                                   --------

          WHEREAS, the Company desires to continue to employ Executive to serve as Chief Executive Officer and Chairman of the Board of Directors (the "Board")
                                                                        -----
of the Company on the terms and conditions herein provided;

          WHEREAS, Executive desires to become an employee of the Company on the terms and conditions herein provided;

          WHEREAS, Imperial owns eighty percent (80%) of the shares of common stock of the Company and desires that the Company and Executive enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   Employment. The Company hereby employs Executive, subject to the
               ----------
terms and conditions herein provided. During the Employment Period (as defined below), Executive shall faithfully and diligently perform his duties under this Agreement and shall use his best efforts to promote the interests of the Company.

          Executive shall be appointed to the Board and elected as the Chairman ("Chairman") of the Board for the duration of the Employment Period.
  --------

          The Company's corporate headquarters shall be located in or around New York City.

          2.   Term. Subject to the terms and conditions hereof, the initial
               ----
term of employment of Executive by the Company under this Agreement shall be for the period commencing on August 26, 1999 (the "Commencement Date") and
                                                   -----------------
expiring when terminated as provided in Section 8 hereof (the "Expiration
                                                               ----------
Date"). For purposes hereof, such period is referred to herein as the
----
"Employment Period."
 -----------------

          3.   Executive's Obligations.
               -----------------------

          Executive shall serve as Chairman and Chief Executive Officer of the Company with such powers and responsibilities as are customarily accorded to a chairman and chief executive officer in companies of comparable size within the same or similar industry. In his capacity as Chief Executive Officer of the Company, Executive shall report directly to the Board of the Company. Executive shall at all times comply with and be subject to the Company's policies, procedures, directives and regulations as established by the Company from time to time. Executive accepts such employment, responsibility and authority and agrees to perform the services of Chairman and Chief Executive Officer of the Company and such other services as shall from time to time be reasonably assigned to him by or pursuant to authorization of the Board, and agrees to devote all of his working time, skill and attention to such services.

          Notwithstanding the foregoing, the parties agree that the Executive may continue the educational, charitable and community activities (including membership on the board of educational, charitable or community organizations) in which he is engaged on the date hereof and may engage in other educational, charitable and community activities (including membership on the board of educational, charitable or community organizations) and serve on boards of directors of other companies provided such activities do not materially interfere with the performance of his duties to the Company.

          4.   Executive's Compensation and Benefits. During the Employment
               -------------------------------------
Period, as full compensation to the Executive for his performance of the services hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following salary and other benefits:

          4.1  Base Salary.  The Company shall pay the Executive a salary at
               -----------
the annual rate of $200,000. The Board or the compensation committee of the Board (the "Compensation Committee") shall periodically review Executive's base
            ----------------------
salary on an annual basis beginning on or before the first anniversary of the date on which the Company's initial public offering is consummated (the "IPO
                                                                         ---
Date"), and may increase but not decrease such base salary, from time to time,
----
in their sole discretion. The base salary due the Executive hereunder (the "Base
                                                                            ----
Salary") shall be payable in accordance with the Company's standard payment
------
policy, less any amounts required to be withheld by the Company from such Base Salary pursuant to the benefit plans in which Executive participates pursuant to
Section 4.5 and applicable laws and regulations.

          4.2  Bonus. (a) The Executive shall be eligible to receive annual
               -----
bonuses (each a "Bonus") at the discretion of, and in the amounts and at the
                 -----
times determined by, the Compensation Committee. Executive agrees that there can be no assurance that the Compensation Committee will grant a Bonus in any year.

          (b) In addition, the Company shall pay a one-time bonus to the Executive in the amount of $500,000, $250,000 of which was paid on the Commencement Date and $250,000 of which shall be payable no later than the first anniversary of the Commencement Date, less any amounts required to be withheld by the Company from such bonus pursuant to applicable laws and regulations.

          4.3  Long Term Incentives. On the Commencement Date, the Company will
               --------------------
grant Executive options to acquire 250,000 shares of its common stock, which represents 5% of the Company's Fully Diluted Common Stock on the Commencement Date (inclusive of the 250,000 share option grant to Executive). On the IPO Date, the Company will grant executive additional options to acquire such number of shares of its common stock so that, when combined with the options granted in the immediately preceding sentence, Executive will have received pursuant to this Section 4.3 options to acquire shares of common stock equal to an aggregate of five percent (5%) of the Fully Diluted Common Stock of the Company outstanding as of the IPO Date (inclusive of the option grant to Executive). For purposes of this Section 4.3, "Fully Diluted
                                                                   -------------
Common Stock" shall mean the aggregate of (i) the number of shares of Company
------------
common stock authorized and outstanding determined on an as-converted basis and
(ii) the number of shares of Company common stock subject to outstanding options, warrants and other rights to acquire Company common stock determined on an as-converted basis. Such options will be non-transferable and shall be exercisable at any time for a ten year period after the date of grant. The exercise price of such options shall be equal to $4.00 per share. All of the option shares shall initially be unvested and subject to repurchase by the Company at the exercise price paid per share. Subject to Section 8 hereof, Executive shall acquire a vested interest in, and the Company's repurchase right shall accordingly lapse with respect to one-third of the option shares granted pursuant to this Section 4.3 on the first anniversary of the Commencement Date and the remaining option shares in a series of twenty four (24) successive equal monthly installments during the Employment Period. Following termination of the Employment Period, Executive shall acquire a vested interest in, and the Company's repurchase right shall accordingly terminate with respect to, all of any unvested option shares for which the Company did not exercise its repurchase right within thirty (30) days following such termination. Executive shall be entitled to pay the exercise price of such options in the same manner and on the same terms as the Company offers to members of its senior management who receive similar options.

          4.4 On the third anniversary of the Commencement Date, Imperial and/or a guarantor reasonably acceptable to Executive and Imperial shall pay to Executive, in cash, the amount, if any, by which the Guaranteed Amount (as defined below) exceeds the aggregate Value (as defined below) of the option shares which have vested pursuant to Section 4.3 (whether or not the options have been exercised) (the "Guarantee Payment"); provided, however, that if at
                           -----------------    -----------------
any time prior to such third anniversary, the Value exceeds $10,000,000, all obligations under this Section 4.4 shall terminate and be of no further force and effect. In the event that, on or prior to the third anniversary of the Commencement Date, the Company has not consummated an initial public offering or been sold to any Person (as defined in Section 7.1) other than an affiliate of the Company, Imperial shall purchase from Executive, within five days of his request, Executive's interest in all, but not less than all, options or shares received under this Agreement for the amount equal to $10,000,000 less (i) the option exercise price of any unexercised options, and (ii) any net profit received by Executive in connection with any sale or transfer of any shares or options received under this Agreement (i.e., after netting out the option exercise price paid by Executive for the transferred shares); provided, that any options or shares sold or transferred shall be treated as if they were sold at the higher of the price received or fair market value at the time of sale. Executive shall have one week from the date of the third anniversary of the Commencement Date to request such payment. Thereafter, any rights to such payment shall terminate. For purposes of this Section 4.4, "Value" shall mean
                                                             -----
(i) the product of (A) the highest average price of the common stock of the Company calculated over a period of any 10 consecutive Business Days (as defined below) from the Commencement Date until the third anniversary thereof, multiplied by (B) the number of option shares which have vested pursuant to Section 4.3 (whether or not the options have been exercised), less (ii) the product of (A) the weighted average exercise price of such vested options, multiplied by (B) the number of option shares which have vested pursuant to Section 4.3 (whether or not such options have been exercised). The value of the Company's common stock shall be based on the trading price, or other fair market value as mutually agreed by the Board and Executive if the common stock is not traded on a national stock exchange or quotation system. In the event that the Board and Executive are unable to agree upon the fair market value of the Company's common stock for purposes of determining Value under this Section 4.4, then the fair market value shall be determined by an investment banking firm mutually acceptable to the Board and Executive, provided that if the Board and Executive are unable to agree upon a mutually acceptable investment banking firm, each of the Board and Executive shall choose an investment banking firm, and the fair market value for purposes of this Section 4.4 shall be deemed to be the average of the fair market values determined by each investment banking firm. The "Guaranteed Amount" shall be
                                                 -----------------
$10,000,000, reduced by the amount of the Value of the option shares which have vested on the first or second anniversary of the Commencement Date, whichever is greater, calculated based on the last 10 Business Days prior to such anniversary. "Business Days" shall mean, if the Company's common stock is traded
              -------------
on a national stock exchange or quotation system, any days on which such exchange or quotation system is open for trading or, if the Company's common stock is not traded on a national stock exchange or quotation system, any days other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; provided, however, that "Business Days" shall not include any day on
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which Executive is prohibited from selling the option shares which have vested pursuant to Section 4.3, as a result of securities laws restrictions or an agreement between Executive and the Company or an underwriter relating to restrictions on resale of the common stock, or as a result of any Company-imposed "black-out" period to comply with securities laws.

          4.5  Other Benefit Plans. Subject to all eligibility requirements, and
               -------------------
to the extent permitted by law, the Executive shall be entitled to participate in any and all employee benefit plans (including, but not limited to, retirement, life insurance, medical, dental, disability, and savings plans) established or maintained by the Company from time to time for the benefit of their employees (or executives) in general.

          4.6  Vacation. The Executive shall be entitled to four weeks paid
               --------
vacation per annum.

          4.7  Shareholder Rights. If, at any time, Imperial is granted "piggy-
               ------------------
back" registration rights with respect to its shares of the Company's common stock, Executive shall, at such time, be granted "piggy-back" registration rights similar to those granted to Imperial, subject to customary underwriters carve-backs and a carve-back in proportion to such shares sold by Imperial, if any. Executive shall have "tag-along" rights, on a proportionate basis, on any sales of Company shares by Imperial prior to consummation of an initial public offering by the Company.

          5.   Reasonable Expenses. The Company will reimburse the Executive for
               -------------------
all reasonable business expenses, including travel and lodging, which are properly incurred by him in the performance of his duties hereunder, upon presentation of proper vouchers therefor and in accordance with written policies established from time to time by the Company for such reimbursements.

          6.   Assistance. Executive shall make himself reasonably available,
               ----------
upon the request of the Company, to testify or otherwise assist in litigation, arbitration, or other disputes involving the Company, or any of its officers, directors, employees, subsidiaries or affiliates, during the Employment Period and at reasonable times and locations following the termination of this Agreement.

          7.   Covenant Not to Compete.
               -----------------------

          7.1  General Covenant. During the Employment Period and for a period
               ----------------
of one year after the termination of this Agreement pursuant to Sections 8.3,
8.4 or 8.5.1 (the "Non-Compete Period"), except in pursuit of his services as an
                   ------------------
officer and employee of the Company, Executive shall not, either individually or as a partner, joint venturer, consultant, shareholder, member or Representative (as defined below) of another Person (as defined below) or otherwise, directly or indirectly, participate in, engage in, or have a financial or management interest in, promote, or assist any other Person in any business operation or any enterprise if such business operation or enterprise engages, or would engage, in a Restricted Business in a Restricted Area; provided, however, the
                                                       --------  -------
Executive may own up to one percent of the outstanding equity securities of any Person.

          For purposes of this Section 7.1: "Person" means an individual, a
                                             ------
partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

          "Representative" means any officer, director, principal, agent,
           --------------
employee, consultant or other representative of a Person.

          "Restricted Business" means any business involved in the processing of
           -------------------
payments to government entities or any other business in which the Company is actively engaged on the date of termination of the Employment Period.

          "Restricted Area" means any country in which the Company or its
           ---------------
subsidiaries conducts a Restricted Business on the date of termination of the Employment Period.

          7.2  Nonsolicitation. During the Non-Compete Period and for a period
               ---------------
of one year following termination of this Agreement, Executive shall not, directly or indirectly (i) employ or seek to employ any person who is at the date of termination of this Agreement, or was at any time within the six-month period preceding the date of termination of this Agreement, an officer, general manager or director or equivalent or more senior level employee of the Company, their subsidiaries or affiliates or otherwise solicit, encourage, cause or induce any such employee of the Company, its subsidiaries or affiliates to terminate such employee's employment with the Company, its subsidiaries or affiliates for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period), except for persons who are recruited by Executive to the Company within ninety (90) days after the Commencement Date and are identified in writing by Executive to the Company after the end of such period, or (ii) take any action that would interfere with the relationship of the Company, its subsidiaries and affiliates with their respective suppliers and franchisees, except to the extent permitted by the Board.

          7.3  Enforcement. Executive agrees that all restrictions and
               -----------
agreements contained in this Section 7, including, without limitation, those relating to duration and restricted territory, are necessary and fundamental to the protection of the business of the Company, and are reasonable and valid, and all defenses to the strict enforcement thereof by Executive are hereby waived. Executive agrees that the remedy at law for any breach of this Agreement will be inadequate, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, Executive agrees that upon breach of this Section 7, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened further breach. Nothing in this Agreement shall be deemed to limit the Company's remedies at law or in equity for any breach by Executive of any of the provisions of this Agreement that may be pursued or availed of by the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

          Although the restrictions contained in Sections 7.1 and 7.2 are considered by the parties to be fair and reasonable in the circumstances, it is recognized that restrictions of such nature may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections
7.1 and 7.2 shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope or wording may be accordingly judicially modified in any proceeding brought to enforce such restrictions.

          Notwithstanding that the Executive's employment hereunder may be terminated as provided in Section 8, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Executive contained in this Section 7.

          8.   Termination.
               -----------

          8.1  Termination by the Company Without Cause. The Company may
               ----------------------------------------
terminate the Employment Period upon thirty (30) days' prior written notice to Executive for any reason other than the reasons specified in Sections 8.2, 8.3 and 8.4. Upon termination of the Employment Period pursuant to this Section 8.1, neither the Company on the one hand, nor Executive, on the other hand, will have any liability or obligations to the other in respect of this Agreement, except that (A) for the one-year period following the date of such notice, Executive shall be entitled to continue to (i) receive the Base Salary then in effect and (ii) to the extent permitted by such plans, participate in the employee benefit plans maintained by the Company in which Executive participated as of the date of such notice, or, to the extent not permitted by such plans, receive equivalent benefits or cash payments on an individual basis, (B) in addition to options or shares that are vested through the date of termination of the Employment Period, all of the remaining unvested options or shares as of the date of termination of the Employment Period (such number of options or shares hereinafter referred to as the "Severance Shares") shall immediately vest,
                                ----------------
notwithstanding anything to the contrary in any other agreement between

Executive and the Company and (C) Executive shall continue to be entitled to the Guarantee Payment set forth in Section 4.4. Executive agrees that the right to receive the benefits described in this Section 8.1 shall be full and adequate compensation to Executive for all damages Executive may suffer as a result of termination of his employment by the Company pursuant to this Section 8.1. Notwithstanding anything contained herein to the contrary: (A) the Company's obligations under this Section 8.1 shall be subject to Executive having executed and delivered an instrument to the Company irrevocably waiving and releasing the Company from any and all obligations or liabilities to Executive arising from or in connection with Executive's employment with the Company or the termination and claims Executive may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel (the "Release and Waiver"); and (B) if the Company does not make the payment
      ------------------
described in this Section 8.1, Executive shall be released from Executive's obligations under Sections 7.1 and 7.2 to the Company; provided, however, that
                                                       --------  -------
Executive shall not be so released if the sole reason for the Company's failure to make such payment is Executive's failure to execute and deliver to the Company the Release and Waiver.

          8.2  Death. If Executive dies during the Employment Period, the
               -----
Employment Period applicable to the Company shall automatically terminate and all obligations of the parties shall terminate effective the date of death. However, the Severance Shares shall immediately vest, notwithstanding anything to the contrary in any other agreement between the Executive and the Company.

          8.3  Disability. If Executive becomes Disabled (as hereinafter
               ----------
defined) during the Employment Period, the Company shall be entitled to terminate his employment and the Employment Period upon written notice to Executive or a person acting on his behalf. In the event of such termination, Executive shall be released from any duties hereunder, and for the one year period following such termination the Company shall be required to pay Executive the Base Salary then in effect. In such event, to the extent permitted by such plans, Executive shall also continue to participate in the employee benefit plans maintained by the Company in which Executive participates as of the date of termination for the balance of the term of this Agreement. In addition, the Severance Shares shall immediately vest, notwithstanding anything to the contrary in any other agreement between the Executive and the Company.

          For purposes of this Agreement, "Disabled" shall mean mental or
                                           --------
physical impairment or incapacity rendering Executive substantially unable to perform his duties under this Agreement for a period of longer than 120 days out of any 360 day period during the Employment Period. A determination of whether Executive is Disabled shall be made by the Company in its sole discretion upon its own initiative after obtaining certification from a duly licensed physician or upon request of Executive or a person acting on his behalf.

          8.4  Termination by the Company for Cause. The Company may terminate
               ------------------------------------
the Employment Period effective immediately upon written notice to Executive in the event of any of the following:

                         (i) Executive's material breach of any material term or condition of this Agreement, such breach continuing unremedied for 30 days after written notice thereof from the Company specifying the acts constituting the breach and requesting that they be remedied, it being understood that issues with respect to the quality of Executive's performance or results thereof shall not be grounds for termination under this Section 8.4;

                         (ii)   Executive's

                                (A) personal dishonesty, fraud,
                    misappropriation, willful misconduct or breach of fiduciary duty, in each such case materially harmful to the Company's property, personnel or business operations, or materially damaging to the Company's relationships with its customers, clients or employees or materially detrimental to the goodwill of the Company; or

                                (B) intentional failure to perform the duties of
                    his employment or his other obligations hereunder, or any continuing action by Executive materially detrimental to the goodwill of the Company or materially damaging to the Company's relationships with its customers, clients or employees, which non-performance or actions remain unremedied for 30 days after written notice thereof from the Company specifying in detail the non-performance or actions and requesting that they be remedied, it being understood that issues with respect to the quality of Executive's performance or results thereof shall not be grounds for termination under this Section 8.4;

                         (iii) Executive's pleading guilty or no-contest to, or conviction of, a felony or a crime involving moral turpitude or fraud;

                         (iv) misappropriation (or attempted misappropriation) of any of the Company's funds or property or of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company;

                         (v) Executive's conviction of any criminal offense involving dishonesty or breach of trust or money laundering, or Executive's agreement to enter into a pretrial diversion or similar program in connection with a prosecution for such offense;

                         (vi) Executive's excessive drunkenness, use of illegal drugs or abuse of any controlled substance; or

                         (vii) Executive's excessive absenteeism not related to Executive's illness, which absenteeism remains unremedied for 30 days after written notice thereof requesting that it be remedied.

          Upon termination of the Employment Period pursuant to this Section 8.4, the Executive will be bound by the provisions of Section 7 and the Company will not have any liability to Executive in respect of this Agreement, including, without limitation, claims for damages or liability to the Company by Executive for compensation, severance payments and other benefits which would have accrued to Executive hereunder after termination; provided, however, that
                                                       --------  -------
all compensation, benefits and reimbursements accrued through the date of termination shall be paid to Executive at the times normally paid by the Company. Upon termination of the Employment Period pursuant to this Section 8.4, all of Executive's unvested options to acquire shares of common stock of the Company shall be cancelled.

          8.5    Termination by Executive.
                 ------------------------

          8.5.1  Voluntary Termination. Executive may terminate the Employment
                 ---------------------
Period upon sixty (60) days' written notice to the Company and, upon such termination, the provisions of the last paragraph of Section 8.4 shall apply, except in the event that Executive terminates this Agreement pursuant to Section
8.5.2. Upon termination of the Employment Period pursuant to this Section 8.5.1, all of Executive's unvested options to acquire shares of common stock of the Company shall be cancelled. Executive agrees, in connection with the termination of the Employment Period pursuant to this Section 8.5.1, not to publicly disclose his intent to resign.

          8.5.2  Termination for Good Reason. Executive may terminate the
                 ---------------------------
Employment Period at any time for Good Reason. "Good Reason" shall mean (i) a
                                                -----------
material diminution of Executive's authority, duties and responsibilities as provided in Section 3, (ii) a reduction in or failure to pay timely Executive's base salary, or (iii) the appointment of any person to a superior executive position, (iv) any relocation of the Company's corporate headquarters to a place 90 miles or more outside of New York City, (v) the Company's breach of any material term or condition of this Agreement and (vi) after expiration of the six (6) month period following a Change in Control (as defined in Section 9.2); provided, however, that each of the reasons set forth in (i) through (vi) of the
--------  -------
preceding sentence shall be identified in written notice thereof delivered by Executive to the Company specifying the nature of the reason and the Company shall have been afforded a period of thirty (30) days to respond to such notice and cure the condition set forth in such notice if capable of being cured. If Executive terminates this Agreement for Good Reason, the provisions of Section
8.1 shall apply and Executive will be bound by the provisions of Section 7.

          9.     Change in Control.
                 -----------------

          9.1    Acceleration of Options. If a Change in Control occurs, all of
                 -----------------------
Executive's options to acquire shares of common stock of the Company shall immediately vest and shall become immediately exercisable and all of Executive's option shares shall immediately vest and cease to be subject to repurchase rights, if any, notwithstanding anything to the contrary in any other agreement between Executive and the Company. In addition, if the Company terminates the Employment Period without cause as provided in Section 8.1 and within three (3) months thereafter the Company enters into a definitive agreement for a Change in Control (as defined in Section 9.2) occurs, Executive shall be entitled to the benefits set forth in this Section 9.1.

          9.2  Definition of Change of Control. For purposes of this Section 9,
               -------------------------------
"Change in Control" shall mean: (i) the sale, lease, transfer, conveyance or
 -----------------
other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries (if any), taken as a whole to any Person other than to the Company or one of its wholly-owned subsidiaries; (ii) the Company consolidates with or merges into another Person (other than a subsidiary) or any Person (other than a subsidiary) consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding shares of common stock of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where the holders of the shares of common stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a controlling interest in the voting equity of the surviving or resulting Person immediately after such transaction;
(iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any Person (other than a subsidiary of the Company), becomes the beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the voting equity of the Company; or (iv) following the Company's initial public offering, a change in the composition of the Company's Board of Directors, as a result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the Commencement Date or the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected,
                                     ------------------
or nominated for election, to the Company's Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved. Notwithstanding the foregoing, the term "Change in Control" shall not include
                                         -----------------
any transaction or series of transactions with or to (A) any affiliate of the Company, (B) any entity or successor entity in which the Company holds at least a majority of the total voting power of such entity or successor entity (or retains the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the board of directors or other governing body of such entity or successor entity), (C) any entity or successor entity in which no person or entity holds a greater percentage of the total voting power of such entity or successor entity than the Company's percentage voting interest in such entity or successor entity or (D) any entity formed at the direction of the Company in connection with obtaining financing for the Company or any of its subsidiaries under an arrangement that provides the Company with an option to reacquire its assets or other properties or other similar financing arrangement.

          10.  Insurance. The Company will have the right at its own cost and
               ---------
expense to apply for and secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering Executive, and Executive agrees to submit to the usual and customary medical examination and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

          11.   Confidentiality; Books and Records; Company Property. Except in
                ----------------------------------------------------
accordance with the provisions of this Agreement, during the Employment Period and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of Executive or others, all confidential matters and affairs relating to the Company. Upon any termination of this Agreement, Executive shall promptly deliver to the Company all confidential information theretofore supplied to him, and each copy thereof, whether in his possession or otherwise available to him, and shall certify in writing to the Company that all analysis, studies and other documents that discuss or analyze the business of the Company have been destroyed. All papers, books and records of every kind and description relating to the business and affairs of the Company, whether or not prepared by Executive, and all property owned by the Company shall be the sole and exclusive property of the Company and Executive shall surrender them to the Company upon request, during and after the Employment Period.

          12.   Miscellaneous.
                -------------

          12.1  Notices. All notices, requests, demands and other communications
                -------
which are required to be or may be given under this Agreement to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (b) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

          If to the Company,
          addressed to:

                              U.S. Audiotex Corporation
                              18 Crow Canyon Court
                              Suite 300
                              San Ramon, CA  94583
                              Telephone: (925) 838-7996
                              Facsimile: (925) 838-4395
                              Attn:

          If to Executive,
          addressed to him at: [        ]
                               Telephone:
                               Facsimile:

          12.2  Amendments. This Agreement cannot be altered or otherwise
                ----------
amended except pursuant to an instrument in writing signed by each of the parties.

          12.3  Assignment. Executive acknowledges that the services required of
                ----------
Executive hereunder are personal and that Executive may not assign this Agreement or any rights or duties under this Agreement. The Company may not assign or otherwise transfer this

Agreement to any other entity without the prior written consent of Executive, which consent shall not be unreasonably withheld.

          12.4   Entire Agreement. This Agreement contains the entire agreement
                 ----------------
between the parties with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and understandings.

          12.5   Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          12.6   Headings. All headings are inserted for convenience of
                 --------
reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

          12.7   Severability. If and to the extent that any court of competent
                 ------------
jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

          12.8   Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

          12.9   Binding Effects. This Agreement shall be binding upon and inure
                 ---------------
to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

          12.10  Acquisitions, Mergers, Etc. Nothing herein contained shall be
                 --------------------------
construed to prevent or limit any acquisition, consolidation, or merger of the Company.

          12.11  Covenants, Etc. Executive hereby covenants, warrants and
                 ---------------
represents that (i) the execution of this Agreement and the discharge of his obligations hereunder will not breach or conflict with any other contract, agreement or understanding between Executive and any other party or parties;
(ii) there are no agreements or arrangements, whether written or oral, in effect which would prevent Executive from rendering services to the Company during the term of this Agreement; (iii) Executive has not made and will not make any commitment to do any act in conflict with this Agreement; and (iv) the terms of this Agreement have been fully explained to him, that he understands the nature and extent of the rights and obligations provided under this Agreement, and that he has been given the opportunity to be represented by legal counsel in the negotiation and preparation of this Agreement. The Company hereby covenants, warrants and represents that (i) the execution of this Agreement and the discharge of its obligations hereunder will not breach or conflict with any other contract, agreement or understanding between the Company and any other party or parties; (ii) the execution and delivery of this Agreement have been duly and validly authorized by the Company; and (iii) this Agreement is binding upon and enforceable against the Company in accordance with its terms.

          12.12  Waiver. No consent or waiver, express or implied, by any party
                 ------
to or of any breach or default by another party in performance by the breaching party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any breach or default by the breaching party in the performance by such breaching party of any other obligations of such breaching party under this Agreement. Failure on the part of any party to object to or complain of any act or failure to act of any of the other parties or to declare any of the other parties in default shall not constitute a waiver of any right or remedy or the ability to object or complain or to declare any default at any time in the future.

          12.13  Survival. The provisions of Sections 5, 6, 7, 8, 11 and 12
                 --------
shall survive the termination of this Agreement.

          12.14  Legal Fees. Each party will be responsible for their own legal
                 ----------
fees and costs of counsel incurred in connection with negotiation and preparation of this Agreement.

          12.15  Other Employment. Executive hereby represents and warrants to
                 ----------------
the Company that Executive is not prohibited from accepting employment with the Company by any non-competition or other restriction contained in any employment agreement with any other entity. Executive understands and agrees that any breach of this representation or warranty that results in Executive being prohibited from performing his duties under this Agreement will constitute a material breach for purposes of Section 8.4 (i) of this Agreement, and on or at any time after it is determined that Executive is so prohibited, the Company will be permitted to terminate Executive's employment pursuant to Section 8.4.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                             U.S. AUDIOTEX CORPORATION


                                             By:________________________________
                                                Name:
                                                Title:


                                             IMPERIAL BANK


                                             By:________________________________
                                                Name:
                                                Title:


                                                ________________________________
                                                Thomas R. Evans